                                                                                        Exhibit 10.4

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of September 19, 2007, is entered into by and among NEPHROS, INC., a Delaware corporation (the “Company”), LAMBDA INVESTORS LLC, a Delaware limited liability company (“Lambda”), and the other parties named on the signature pages to this Agreement or who subsequently become a party to this Agreement in accordance with the terms hereof (collectively, the “Covered Holders”).

WHEREAS, to induce Lambda to make an investment in the Company, the Company and Covered Holders have agreed to cause two individuals having reasonably appropriate experience and background designated by Lambda from time to time (the “Lambda Nominees”) to be elected to the Board of Directors of the Company (the “Board”); and

WHEREAS, the parties hereto desire to enter into this Agreement to provide for the election of the Nominees and to address certain matters relating to the service of the Lambda Nominees as members of the Board.

NOW THEREFORE, in consideration of the foregoing and the covenants and agreements contained in this Agreement, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  Board Representation.

(a)  The Company, Lambda and the Covered Holders shall take such corporate actions as may be required to ensure that the number of directors constituting the Board is at all times no greater than seven (7) or such greater number as Lambda shall have agreed to in writing, provided, that a unanimous written consent of the Board, including the consent of the Lambda Nominees, shall constitute a writing for such purposes, and provided further, that a writing shall not be required if a majority of the directors on the Board approve a resolution at a Board meeting to increase the size of the Board and the Lambda Nominees vote in the majority.

(b)  Lambda shall be entitled to (i) nominate the Lambda Nominees to the Board to serve as directors until their respective successor(s) are elected and qualified, (ii) nominate each successor to the Lambda Nominees, provided that any successor shall have reasonably appropriate experience and background, and (iii) direct the removal from the Board of any director nominated under the foregoing clauses (i) or (ii).

(c)  Each nomination or any direction to remove from the Board any Lambda Nominee shall be made by delivering to the Company a notice signed by Lambda.  As promptly as practicable, but in any event within ten (10) days after delivery of such notice, the Company shall take or cause to be taken such corporate actions as may be reasonably required to cause the election or removal proposed in such notice.  Such corporate actions may include calling a meeting or soliciting a written consent of the Board, or calling a meeting or soliciting a written consent of the stockholders of the Company.

(d)  Upon the written request of Lambda, the Company and each Covered Holder shall take such actions as may be reasonably required to cause the persons then serving on the Board based on the nomination of Lambda to be appointed to the board of directors (or similar governing body) of all direct and indirect subsidiaries of the Company.

2.  Voting Agreement.

(a)  Each Covered Holder covenants and agrees to vote all common stock, par value $.001 per share of the Company (“Common Stock”), and any other capital stock or other securities of the Company held by such Covered Holder that are entitled to vote in the election of the Board (“Voting Securities”) for the election to the Board of the Lambda Nominees in accordance with Section 1(b) and for the removal from the Board of the Lambda Nominees proposed to be removed in accordance with Section 1(b) and shall take all actions required on its behalf to give effect to the agreements set forth in this Section 2.  Each Covered Holder covenants and agrees not to vote any Voting Securities for the removal of any Lambda Director except pursuant to direction from Lambda pursuant to Section 1(b)(iii).

(b)  Each Covered Holder hereby grants to Lambda an irrevocable proxy, coupled with an interest, authorizing Lambda to act as proxy of such Covered Holder, with full powers of substitution and resubstitution, and hereby authorizes Lambda to vote, give consents and in all other ways act in such Covered Holder’s place with respect to all Voting Securities held by such Covered Holder in connection with such Covered Holder’s agreements contained in this Section 2 to vote in favor of or for the removal of the Lambda Nominees, which proxy shall be valid and remain in effect until the termination of this Agreement.

3.  Vacancies and Removal.

(a)  The Lambda Nominees designated pursuant to Section 1(b) will be elected at any annual or special meeting of the stockholders of the Company (or by written consent in lieu of a meeting of the stockholders) and will serve until their successors are duly elected and qualified or until their earlier resignation or removal.

(b)  In the event a vacancy is created on the Board by reason of the death, removal or resignation of any Lambda Nominee, Lambda shall be entitled to nominate a successor Lambda Director having reasonably appropriate experience and background and such vacancy shall be filled in accordance with the procedures set forth in Section 1(c).

4.  Meetings; Expenses; Compensation; Insurance.

(a)  The Company shall convene meetings of the Board at least once every three months.  Upon any failure by the Company to convene any meeting required by this paragraph, a Lambda Director shall be empowered to convene such meeting.

(b)  The Lambda Nominees shall be entitled to compensation and reimbursement for expenses on the same terms as other directors of the Company who are not officers or employees of the Company.

(c)  The Company shall maintain a directors’ and officers’ policy of insurance in the amount of at least $7,000,000 per occurrence covering all directors.

5.  Business Opportunities.

(a)  In anticipation of Lambda becoming, indirectly or directly, a substantial stockholder of the Company, and in recognition of (i) the benefits to be derived by the Company through its continued contractual, corporate and business relations with Lambda (including the services of officers, directors, partners, managers, employees or affiliates of Lambda (collectively, “Lambda Persons”) as directors of the Company) and (ii) the difficulties attendant to any director who desires and endeavors fully to satisfy such director’s fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this Section 5 are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve Lambda and any Lambda Persons, and the powers, rights, duties and liabilities of the Company and its officers, directors and stockholders in connection therewith.

(b)  Except as Lambda may otherwise agree in writing, Lambda shall have the right to (i) engage, directly or indirectly, in the same or similar business activities or lines of business as the Company and (ii) do business with any client, competitor or customer of the Company, with the result that the Company shall have no right in or to such activities or any proceeds or benefits therefrom, and neither Lambda nor any Lambda Person (except as provided in Section 5(c)) shall be liable to the Company or its stockholders for breach of any fiduciary duty by reason of any such activities of Lambda or of such Lambda Person’s participation therein.  A Lambda Person who is serving as an officer or director of the Company may not, at the same time, serve as an officer or director of any entity whose principal business activity is (i) the development or sale of medical devices for the treatment of end stage renal disease or (ii) water filtration.  In the event that Lambda or any Lambda Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Lambda and the Company other than in the case of a director-related opportunity, Lambda and such Lambda Person shall have no duty to communicate or present such corporate opportunity to the Company and the Company hereby renounces any interest or expectancy it may have in such corporate opportunity, with the result that Lambda or such Lambda Person shall not be liable to the Company or its stockholders for breach of any fiduciary duty, including for breach of any fiduciary duty as a director or stockholder of the Company, by reason of the fact that Lambda pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not present such corporate opportunity to the Company.

(c)  In the event that a director of the Company who is a Lambda Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and Lambda, such corporate opportunity shall belong to Lambda, and the Company hereby renounces any interest or expectancy it may have in such corporate opportunity, unless such corporate opportunity is a director-related opportunity, in which case such corporate opportunity shall belong to the Company.

(d)  For the purposes of this Section 5, “corporate opportunities” shall not include any business opportunities that the Company is not financially or contractually able to undertake, or that are, from their nature, not in the line of the Company’s business or are of no practical advantage to it or that are ones in which the Company has no interest or reasonable expectancy.  For the purposes of this Section 5, a “director-related opportunity” means a potential transaction or matter that may be a corporate opportunity for both the Company and Lambda where knowledge of such corporate opportunity is made known to a Lambda Person who is serving as a director of the Company as a result of his serving as a director of the Company prior to (x) Lambda or any other Lambda Person acquiring knowledge of such corporate opportunity, or (y) such Lambda Person acquiring knowledge of such corporate opportunity other than as a result of such Lambda Person’s serving as a director.

(e)  For purposes of this Section 5 only, the “Company” shall mean the Company and all corporations, partnerships, joint ventures, associations and other entities in which the Company beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power or similar voting interests.

(f)  Neither the Company nor any Covered Holder will take any action to approve any amendment to the Certificate of Incorporation or Bylaws of the Company that is inconsistent with any provision of this Section 5.

6.  Joinder Agreements; Transfers.

(a)  Except as Lambda may otherwise agree in writing, the Company shall require each person or entity who subscribes for or otherwise purchases any newly issued capital stock of the Company, securities convertible into or exchangeable for shares of capital stock of the Company, and all options, warrants, and other rights to purchase or otherwise acquire from the Company shares of such capital stock (collectively, “Equity Securities”), other than Excluded Securities (as defined below), after the date hereof, as a condition to the effectiveness of such subscription or purchase, to execute a joinder to this Agreement, substantially in the form attached hereto as Exhibit A (the “Joinder Agreement”), agreeing to be treated as a Covered Holder, whereupon such Person shall be a party to and bound by the provisions of this Agreement.  For purposes of this paragraph, “Excluded Securities” means (i) options granted to directors, officers, bona fide consultants and employees of the Company issued pursuant to an employee benefit plan of the Company and shares of capital stock at any time issuable upon the exercise of such options, (ii) shares of capital stock issuable upon conversion of the Company’s Series A 10% Secured Convertible Notes Due 2008 or Series B 10% Secured Convertible Notes Due 2008, (iii) warrants issuable upon conversion of the Company’s Series A 10% Secured Convertible Notes Due 2008 and shares of capital stock at any time issuable upon the exercise of such warrants, (iv) shares of Common Stock issuable upon the exercise of options, warrants or other securities exchangeable or exercisable for, or convertible into, shares of capital stock that are outstanding as of the date hereof, (v) shares of capital stock issued by the Company in an underwritten public offering and (vi) Equity Securities issued after the date hereof to give effect to any stock dividend or distribution, stock split, reverse stock split or combination or other similar pro rata recapitalization event affecting capital stock.

(b)  From the date hereof until two (2) regular annual meetings of stockholders of the Company at which directors of the Company are elected have been conducted, no Covered Holder shall sell, transfer, assign, pledge, hypothecate or otherwise dispose of any Equity Securities (each, a “Transfer”), and the Company shall not record any such Transfer, unless and until the transferee (unless already subject to this Agreement) executes and delivers to the Company a Joinder Agreement, agreeing to be treated in the same manner as the Covered Holder.  Upon such Transfer and such execution and delivery, the transferee shall be a party to and bound by this Agreement with respect to the transferred Equity Securities in the same manner as the transferring Covered Holder.  The provisions of this Section 6(b) shall apply to all Equity Securities now owned or hereafter acquired by a Covered Holder.  Any Transfer of Equity Securities by a Covered Holder not made in accordance with this Section 6(b) shall be void ab initio.  The provisions of this Section 6(b) shall not apply to any sale of shares of Common Stock by a Covered Holder pursuant to an effective registration statement or Rule 144.

7.  Legend. Each certificate representing Equity Securities held by a Covered Person shall, in addition to any other legends otherwise required, bear a legend substantially in the following form:

“THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE OBLIGATIONS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO AN INVESTOR RIGHTS AGREEMENT DATED AS OF SEPTEMBER ___, 2007 (AS IT MAY BE AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME), AMONG NEPHROS, INC. AND CERTAIN HOLDERS OF ITS OUTSTANDING CAPITAL STOCK. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF NEPHROS, INC.

Each Covered Holder hereby agrees to promptly deliver to the Company upon execution of this Agreement any certificates representing Equity Securities for the purpose of adding the foregoing legend to such certificates.

8.  Termination.  This Agreement shall automatically terminate on the first day that the aggregate number of shares of Common Stock held by Lambda or any Lambda Transferee (as defined below), or issuable to Lambda or any Lambda Transferee upon the exercise or conversion of Equity Securities held by Lambda or such Lambda Transferee (whether or not then exercisable or convertible), represents less than ten percent (10%) of the sum of the issued and outstanding shares of Common Stock of the Company plus the number of shares of Common Stock issuable to Lambda or any Lambda Transferee upon the exercise or conversion of Equity Securities held by Lambda (whether or not then exercisable or convertible).  In addition, Lambda may unilaterally terminate this Agreement at any time by giving written notice of such termination to the Company.  Upon the termination of this Agreement, the Company shall give notice of such termination to Lambda and the Covered Holders and the Covered Holders shall be entitled, upon the surrender of any certificates representing Equity Securities that bear the legend set forth in Section 7, to receive a replacement certificate representing such Equity Securities that does not bear such legend.

9.  Representations and Warranties.  Each of the Covered Holders hereby makes the following representations and warranties to Lambda with respect solely to itself and not with respect to any other Covered Holder:

(a)  This Agreement has been duly executed and delivered by each Covered Holder and constitutes the legal, valid and binding obligation of each Covered Holder, enforceable against such Covered Holder in accordance with its terms.

(b)  Neither the execution, delivery nor performance of this Agreement by each Covered Holder violates or conflicts with, creates (with or without the giving of notice or the lapse of time, or both) a default under or a lien or encumbrance upon any of such Covered Holder’s assets or properties pursuant to, or requires the consent, approval or order of any government or governmental agency or other person or entity under (i) any note, indenture, lease, license or other agreement to which such Covered Holder is a party or by which it or any of its assets or properties is bound or (ii) any statute, law, rule, regulation or court decree binding upon or applicable to such Covered Holder or its assets or properties.  If such Covered Holder is not a natural person, the execution, delivery and performance by such Holder of this Agreement, have been duly authorized by all necessary corporate or other action on behalf of such Covered Holder and such execution, delivery and performance does not and will not constitute a breach or violation of, or default under, the charter or by-laws or equivalent governing documents of such Holder.

10.  Miscellaneous.

(a)  This Agreement, including the exhibits hereto, sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and the provisions hereof may be amended or waived, only by a written instrument duly executed by the party to be charged; provided, that this Agreement may be amended by a written instrument duly executed by the Company, Lambda and Covered Holders holding a majority of all shares of Common Stock then held by the Covered Holders.  Notwithstanding the foregoing, no such amendment, modification, supplement, waiver, consent or departure shall distinguish between Covered Holders or groups of Covered Holders unless any Covered Holder adversely affected thereby shall have consented thereto in writing.

(b)  Except as otherwise specifically provided herein, any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar guaranteed overnight delivery or courier service or delivered in person against receipt to the party to whom it is to be given,

(i)if to the Company,

Nephros, Inc.
3960 Broadway
New York, New York  10032
Attn:  President

(ii) with a copy to,

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention:  Thomas D. Balliett, Esq.

(ii) if to any other party, at the address of such party set forth on the stock transfer records of the Company or its transfer agent,

or in any case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10(b).  Any notice given by means permitted by this Section 10(b) shall be deemed given at the time of receipt thereof at the address specified in this Section 10(b).

(c)  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Lambda.  Lambda may assign its rights, or a portion thereof, to any person or entity to whom it Transfers Equity Securities, provided that such transferee agrees in writing to be bound, with respect to the Transferred Equity Securities, by the provisions of this Agreement.  A person or entity to whom rights under this Agreement have been assigned by Lambda (either simultaneous with or subsequent to a Transfer of Equity Securities) is referred to herein as a “Lambda Transferee”; however, a person or entity to whom Lambda has Transferred Equity Securities but has not assigned rights under this Agreement shall not be treated as a Lambda Transferee.

(d)  The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

(e)  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles governing conflicts of law that would defer to the substantive law of another jurisdiction.

(g)  In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

(h)  This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

(i)  Each party hereto consents and submits to the exclusive jurisdiction of any state court sitting in the County of New York or federal court sitting in the Southern District of the State of New York in connection with any dispute arising out of or relating to this Agreement, and agrees that all suits, actions and proceedings brought by such party hereunder shall be brought only in such jurisdictions.  Each party hereto waives any objection to the laying of venue in such courts and any claim that any such action has been brought in an inconvenient forum.  To the extent permitted by law, any judgment in respect of a dispute arising out of or relating to this Agreement may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment.  Each party hereto agrees that personal service of process may be effected by any of the means specified in Section 10(b), addressed to such party.  The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

(j)  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Lambda will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach by the Company or any Covered Holder of its respective obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(k)  In the event of any litigation or other proceeding concerning this Agreement or the transactions contemplated hereby, including any such litigation or proceeding with respect to the enforcement of this Agreement against any defaulting party, the prevailing party in such litigation or proceeding shall be entitled to reimbursement from the party opposing such prevailing party for all attorneys’ fees and costs incurred by such prevailing party in such litigation or proceeding

[Signature page follows immediately]

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement on the date first written abobe.

                                                                            NEPHROS, INC.

                                            By:/s/ Norman J. Barta
                                              Name:  Norman J. Barta
                                              Title: President and Chief Executive Officer

                                            LAMBDA INVESTORS LLC

                                            By:/s/ Arthur Amron
                                               Name: Arthur Amron
                                               Title: Vice President

                                            Purchaser:GPC 76, LLC
                                            By: SouthpawAssetManagementLP

                                            By:/s/ Kevin Wyman
                                               Name: Kevin Wyman
                                               Title: Investment Manager

                                                    Purchaser: Lewis P. Schneider

                                                    By: /s/ Lewis P. Schneider
                                                       Name: Lewis P. Schneider
                                                       Title:

                                                        Purchaser: Enso Global Equities Partnership LP

                                                        By: /s/ Joshua A. Fink
                                                           Name: Joshua A. Fink
                                                           Title: Director of GP

                                                      3V Capital Master Fund Ltd.

                                                      By: 3V Capital Management LLC

                                                      By:/s/ Scott A. Stagg
                                                        Name: Scott A. Stagg
                                    Title: Managing Member

                                                      Distressed/High Yield Trading Opportunities, Ltd.

                                                      By: Eliteperformance Fund, Ltd.

                                  By: /s/ Scott A. Stagg
                                     Name: Scott A. Stagg
                                     Title: Portfolio Manager

                                                      Southpaw Credit Opportunity Master Fund LP

                                                     By: Southpaw GP LLC

                                                     By: /s/ Kevin Wyman
                                                        Name: Kevin Wyman
                                                        Title: Managing Member

                                                     Kudu Partners, L.P.

                                                     By: /s/ Brian P. Lupien
                                                        Name: Brian P. Lupien
                                                        Title: Treasurer

                                                     LJHS Company

                                                     By: /s/ Jack A. McLeod
                                                        Name: Jack A. McLeod
                                                        Title: Agent

EXHIBIT A

JOINDER AGREEMENT

By execution of this Joinder Agreement, the undersigned agrees to become a party to that certain Investor Rights Agreement, dated as of September ___, 2007, among Nephros, Inc., and the other persons and entities that are parties thereto (as the same may be amended, restated or otherwise modified from time to time).  The undersigned shall have all the rights, and shall observe all the obligations, applicable to a Covered Holder thereunder.

Name:  __________________________

Address for                                                                                               with copies
Notices:                                                                                          to:

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